                                                       Exhibit 99.27(h)(13)(iii)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

         Pursuant to the Participation Agreement, made and entered into as of the 28th day of March 2002, by and among MFS(R) Variable Insurance Trust(sm), Minnesota Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 2003.

                                MINNESOTA LIFE INSURANCE COMPANY

                                By its authorized officer,



                                By: /s/ Robert J Ehren
                                    --------------------------------------------


                                Title:  Second Vice President
                                        ----------------------------------------


                                MFS VARIABLE INSURANCE TRUST,
                                ON BEHALF OF THE PORTFOLIOS
                                By its authorized officer and not individually,


                                By: /s/ James R. Bordewick, Jr.
                                    ----------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Secretary


                                MASSACHUSETTS FINANCIAL SERVICES
                                COMPANY
                                By its authorized officer,


                                By: /s/ Stephen E. Cavan
                                    ----------------------------------------
                                        Stephen E. Cavan
                                        Senior Vice President

                                                               As of May 1, 2003

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT



====================================================================================================================================
 NAME OF SEPARATE ACCOUNT AND                                                  SHARE CLASS
      DATE ESTABLISHED BY                     POLICIES FUNDED                  (INITIAL OR                   PORTFOLIOS
      BOARD OF DIRECTORS                    BY SEPARATE ACCOUNT               SERVICE CLASS)          APPLICABLE TO POLICIES
====================================================================================================================================
   VARIABLE ANNUITY ACCOUNT                 MULTIOPTION ACHIEVER                 SERVICE          MFS INVESTORS GROWTH STOCK SERIES
                                            MULTIOPTION CLASSIC                                       MFS NEW DISCOVERY SERIES
                                            MULTIOPTION ADVISOR                                       MFS MID CAP GROWTH SERIES
 MINNESOTA LIFE VARIABLE LIFE             VARIABLE ADJUSTABLE LIFE                                        MFS VALUE SERIES
            ACCOUNT                      VARIABLE ADJUSTABLE LIFE -
                                                SECOND DEATH
                                     VARIABLE ADJUSTABLE LIFE - HORIZON
====================================================================================================================================